UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2007

VIRTUAL RADIOLOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-33815	27-0074530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Opus Parkway, Suite 200, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip code)

(952) 392-1100

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 3, 2007, Virtual Radiologic Corporation (the “Company”) entered into an Office Lease (the “Lease”) with Windsor Plaza, LLC, covering approximately 81,645 square feet of office space in Eden Prairie, Minnesota. The Lease provides for an initial term of 126 months, which term is scheduled to commence on approximately December 1, 2008. The Company has the option to extend the Lease for two additional five year terms. The Company anticipates that it will move its principal executive offices to the office space covered by the Lease at the beginning of the Lease’s term.

The above summary of the Lease is qualified in its entirety by reference to the Lease, which is filed as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01	Other Events

On December 7, 2007, the Company issued a press release announcing the entry into the Lease. The press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Office Lease, effective December 3, 2007, by and between Windsor Plaza, LLC and Virtual Radiologic Corporation.

99.1	Press Release issued by Virtual Radiologic Corporation on December 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2007

VIRTUAL RADIOLOGIC CORPORATION

By:	/s/ George Frisch
Name:	George Frisch
Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Office Lease, effective December 3, 2007, by and between Windsor Plaza, LLC and Virtual Radiologic Corporation.

99.1	Press Release issued by Virtual Radiologic Corporation on December 7, 2007.